SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  February 23, 2004

Date of earliest event reported:  February 17, 2004

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL 60602
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Item 5.                                   Other Events.

Acquisition of Global Trade Alliance, Inc.

On February 23, 2004, LKQ Corporation (“LKQ”) announced that it had acquired Global Trade Alliance, Inc. (“GTA”), one of the largest suppliers of aftermarket collision automotive replacement parts in the Midwest.  Pursuant to the Stock Purchase Agreement (the “Agreement”), dated as of February 20, 2004, by and among LKQ and the shareholders of GTA (the “Shareholders”), LKQ paid the Shareholders a total consideration of $30 million, $1.5 million of which was in LKQ common stock and the balance of which was in the form of cash and assumed debt.  On February 23, 2004, LKQ issued a press release announcing the GTA acquisition and the successful completion of its new credit facility as described below.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

New Credit Facility

LKQ also announced that it completed a new credit facility effective February 17, 2004.  The $75 million unsecured revolving credit facility is with Bank of America, N.A., LaSalle Bank National Association, Bank One, N.A. and National City Bank and replaces its previous secured credit facility.  A copy of the new facility is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 7.            Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated February 23, 2004, of LKQ Corporation, announcing its acquisition of Global Trade Alliance, Inc. and the completion of LKQ’s new credit facility.
99.2	Stock Purchase Agreement by and among LKQ Corporation and Robert H. Cruikshank, Trustee and Rowena R. Cruikshank, Trustee, dated February 20, 2004.
99.3

Credit Agreement by and among LKQ Corporation, Bank of America, N.A., as Administrative Agent, LaSalle Bank National Association, as Syndication Agent, Bank One, NA, as Documentation Agent, National City Bank, as Co-Agent, and Banc of America Securities LLC, as Arranger, dated February 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004

LKQ CORPORATION

	By:	/s/ Mark T. Spears
Mark T. Spears
Senior Vice President and Chief Financial Officer